                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    1/21/00
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

  WASHINGTON                1-6563                     91-0742146
(State or other           (Commission                 (IRS Employer
jurisdiction of           File Number)             Identification No.)
incorporation)

         SAFECO Plaza, Seattle, Washington              98185
    (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)

Item 5. Other Events

SHAREHOLDER REPORT

                      SAFECO CORPORATION AND SUBSIDIARIES
                          YEAR ENDED DECEMBER 31, 1999

To Our Shareholders:

Our net income for 1999 was $252 million or $1.90 per diluted share, compared with $2.51 per diluted share for 1998. If we exclude realized gain from investments and the one-time write-off of deferred acquisition costs in 1998 relating to our life insurance operations, our income was $1.32 per diluted share, compared with $2.29 in 1998. Income was $0.24 per diluted share for the fourth quarter, excluding realized gain from investments. This compares with income of $0.55 per diluted share in the fourth quarter of 1998.

These results are disappointing. Although our life, credit, and asset management operations all had record years, their results were more than offset by property and casualty underwriting losses.

The underwriting losses in our property and casualty units for the year were $367 million, compared with losses of $109 million for 1998. The combined loss and expense ratio was 108.4 for 1999, compared with 102.6 for 1998. The fourth quarter underwriting loss was $114 million, a modest improvement over the loss of $139 million for the third quarter. Underwriting results by major line of business for the year and the fourth quarter are stated in the chart below.


Underwriting Results ($ Millions)

                                    Year Ended                Fourth Quarter
                                    ----------                --------------
                                1999        1998            1999         1998
                                ----        ----            ----         ----
Personal Lines:
   Personal auto             $ (63.3)     $  11.5         $ (38.3)      $ (9.3)
   Homeowners                  (48.2)       (56.4)            9.5         (4.4)
   Other personal lines         20.6         14.8             9.8          5.8
Commercial Lines:
   American States
     Business Insurance       (183.4)       (72.7)          (37.1)        (6.8)
   SAFECO Commercial          (107.6)       (27.9)          (59.2)        (3.9)
Surety                          15.2         19.2             2.0          3.2
Other                            --           2.1            (1.0)         1.7
                             -------      -------         -------       ------
Total                        $(366.7)     $(109.4)        $(114.3)      $(13.7)
                             =======      =======         =======       ======

During the past few years, the property and casualty industry has continued to reduce the prices of its products, and this has finally caught up with the industry. Over the last two years, we also lowered prices to retain market share and facilitate the transition of the American States business. We are emphasizing profitability over market share within the company and are now aggressively increasing the prices of our property and casualty insurance products. We believe these price increases will be accepted in the marketplace. Already there is solid evidence that commercial lines prices in the industry have been increasing in recent months. We are confident our price increases, coupled with aggressively managing expenses, will restore our profit margins to acceptable levels over the next two years.

Our life insurance operations produced record profits of $178.6 million for the year and $49.8 million for the fourth quarter. They are up substantially over a year ago as nearly all major lines showed improvement. In December 1999, we finalized the acquisition of the medical excess loss and group life business of ING Medical Risk Solutions, an Atlanta-based division of ING Group for $34.2 million, and we purchased Sound Benefit Administrators, a third party administrator, based in Ashland, Wisconsin, for $3.8 million. These acquisitions are strategic to the future growth of both of these lines.

SAFECO Credit Company matched last year's record profits of $22.6 million despite the adverse impact of higher interest rates. Non-affiliate receivables and operating leases were $1.6 billion compared with $1.3 billion on December 31, 1998 representing a 19% increase.

SAFECO's Asset Management operations recorded pre-tax earnings of $13.6 million. Surety operations produced a solid underwriting profit of $15.2 million for the year.

It's been over two years since we acquired American States Financial Corporation. This was the most significant acquisition ever made by SAFECO. We remain confident that this acquisition will provide significant benefits to our overall operations. The acquisition brought to us the small business insurance product line, which we did not have. This product line is popular with our agents and customers and gives the agent the opportunity to sell the "total account." With this product line we are the "go to" company for independent agents in the insurance and financial services business. And, with a complete product line and personal service, the independent agent will remain a viable distribution force in the years to come.

Our emphasis and commitment to the independent agency system does not ignore the impact of e-commerce. We have a well thought out e-commerce strategy, which embraces both the independent agent and the customer. Through this strategy with our independent agents we expect to market some of our products via the Internet by year-end. Because of our Internet approach, SAFECO was recently recognized by PC Week Magazine as number five in its "financial services Fast-track 100" -- the most aggressive and innovative enterprises in the financial industry.

Although it has been a challenging year, SAFECO has met such challenges in the past and emerged profitable and sound. Our balance sheet remains one of the strongest in the industry. It is important to note the turnaround of our life organization in 1999. This turnaround is the result of a disciplined and focused management strategy, similar to that which we are applying in the property and casualty organization today. We will keep you informed on our progress.

During 1999, we purchased $302 million of SAFECO stock. Enclosed with this report is your quarterly dividend check payable January 24, 2000 to shareholders of record January 7, 2000 at the rate of $0.37 per share.




January 21, 2000                            Roger H. Eigsti
Seattle, Washington                         Chairman and Chief Executive Officer

                      SAFECO CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 (IN MILLIONS)

                                                                        DECEMBER 31
                                                                    1999           1998
ASSETS
Investments:
  Fixed Maturities, at Market Value
    (Cost: $17,258.9; $16,679.7) ............................... $16,830.7      $17,855.6
  Fixed Maturities, at Amortized Cost
    (Market Value: $2,772.1; $3,259.2)..........................   2,733.3        2,720.9
  Marketable Equity Securities, at Market Value
    (Cost: $972.5; $952.8)......................................   2,004.7        2,036.6
  Real Estate...................................................     106.5          596.0
  Other Invested Assets.........................................   1,255.8          969.2
                                                                 ---------      ---------
    Total Investments...........................................  22,931.0       24,178.3

Finance Receivables.............................................   1,460.6        1,207.7
Deferred Policy Acquisition Costs...............................     598.8          521.1
Goodwill........................................................   1,354.9        1,359.0
Other Assets....................................................   4,227.4        3,625.6
                                                                 ---------      ---------
    Total....................................................... $30,572.7      $30,891.7
                                                                 =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Insurance Liabilities........................................... $ 6,551.0      $ 6,290.4
Funds Held Under Deposit Contracts..............................  13,762.9       12,718.1
Debt............................................................   2,316.1        2,615.6
Other Liabilities...............................................   2,806.1        2,849.7
                                                                 ---------      ---------
    Total Liabilities...........................................  25,436.1       24,473.8

Capital Securities..............................................     842.5          842.1

Common Shareholders' Equity
  (Common shares issued and outstanding: 128.9; 136.3) .........   4,294.1        5,575.8
                                                                 ---------      ---------
    Total....................................................... $30,572.7      $30,891.7
                                                                 =========      =========
Book Value per Common Share..................................... $   33.31          40.92


                                         YEAR ENDED                 THREE MONTHS ENDED
                                         DECEMBER                      DECEMBER 31
                                     1999           1998           1999           1998
REVENUES
Property and Casualty:
  Premiums Written ..............  $4,645.0       $4,441.8       $1,112.9       $1,059.5
  Net Investment Income .........     462.3          480.2          117.4          118.2
Life ............................   1,480.9        1,394.4          377.3          351.5
Credit ..........................     119.8          109.9           31.5           29.1
Asset Management ................      44.3           39.7           11.6           11.1
Talbot Financial ................      71.9           57.6           18.3           13.9
Other ...........................      42.0           78.7            8.3           18.6
                                   --------       --------       --------       --------
  Total .........................  $6,866.2       $6,602.3       $1,677.3       $1,601.9
                                   ========       ========       ========       ========

                      SAFECO CORPORATION AND SUBSIDIARIES
                   SUMMARY OF CONSOLIDATED INCOME (UNAUDITED)
                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)


                                                          YEAR ENDED          THREE MONTHS ENDED
                                                          DECEMBER 31             DECEMBER 31
                                                        1999        1998        1999       1998
Income (Loss) before Realized Gain
and Income Taxes:
  Property and Casualty Insurance:
    Underwriting Loss.............................    $(366.7)    $(109.4)    $(114.3)    $(13.7)
    Net Investment Income.........................      462.3       480.2       117.4      118.2
    Goodwill Amortization.........................      (43.8)      (43.0)      (10.9)     (10.9)
                                                      -------     -------     -------     ------
      Total Property and Casualty.................       51.8       327.8        (7.8)      93.6

  Life............................................      178.6       119.1        49.8       12.6
    Write-off of Deferred Acquisition Costs.......         --       (46.8)         --         --
  Credit..........................................       22.6        22.7         5.0        6.0
  Asset Management................................       13.6         8.5         4.1        2.0
  Corporate.......................................      (52.0)      (63.1)      (14.1)     (18.4)
                                                      -------     -------     -------     ------
      Total.......................................      214.6       368.2        37.0       95.8

Realized Investment Gain before Tax...............      117.7        94.6        21.4       32.2
                                                      -------     -------     -------     ------
Income before Income Taxes........................      332.3       462.8        58.4      128.0
                                                      -------     -------     -------     ------
Provision (Benefit) for Income Taxes on:
  Income before Realized Gain.....................       (5.9)       33.3        (4.7)       9.6
  Realized Investment Gain........................       41.2        32.7         7.4       10.9
                                                      -------     -------     -------     ------
    Total.........................................       35.3        66.0         2.7       20.5
                                                      -------     -------     -------     ------
Income before Distribution on
  Capital Securities..............................      297.0       396.8        55.7      107.5

Distributions on Capital Securities, Net of Tax...      (44.8)      (44.9)      (11.2)     (11.3)
                                                      -------     -------     -------     ------
Net Income........................................    $ 252.2     $ 351.9     $  44.5     $ 96.2
                                                      =======     =======     =======     ======

Net Income Per Diluted Share of Common Stock:
  Income before Realized Gain.....................    $  1.32     $  2.07     $   .24     $  .55
  Realized Gain...................................        .58         .44         .10        .15
                                                      -------     -------     -------     ------
Net Income........................................    $  1.90     $  2.51     $   .34     $  .70
                                                      =======     =======     =======     ======
Dividends Paid to Common Shareholders.............    $  1.44     $  1.34     $   .37     $  .35


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: January 26, 2000                 By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer